Exhibit 23(j) under Form N-1A
                                            Exhibit 23 under Item 601/Reg. S-K


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 24 to Registration Statement No. 33-29838 on Form N-1A of Cash Trust Series, Inc. (comprised of the following portfolios: Government Cash Series, Municipal Cash Series, Prime Cash Series, and Treasury Cash Series) of our reports dated July 11, 2003 for the year ended May 31, 2003, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.



Deloitte & Touche LLP
Boston, Massachusetts
July 25, 2003